SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007
OMNITURE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-52076	87-0619936
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
550 East Timpanogos Circle
Orem, UT 84097

(Address, including zip code, of principal executive offices)
(801) 722-7000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 25, 2007, Omniture, Inc., a Delaware corporation (“Omniture”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) by and among Omniture, Visual Sciences, Inc., a Delaware corporation (“Visual Sciences”), and Voyager Merger Corp., a Delaware corporation (“Merger Sub”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Omniture will acquire Visual Sciences by means of a merger of Merger Sub with and into Visual Sciences (the “Merger”), with Visual Sciences continuing as the surviving corporation and wholly-owned subsidiary of Omniture after the Merger.
     Pursuant to the terms and conditions of the Merger Agreement, at the effective time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of Omniture, Visual Sciences or Merger Sub, each outstanding share of Visual Sciences capital stock will be converted into and represent the right to receive 0.49 of a share of Omniture common stock and $2.39 in cash. The Merger is intended to qualify as a tax-free reorganization for federal income tax purposes. In connection with the Merger, options to purchase Visual Sciences common stock outstanding at the time of the Merger will be assumed by Omniture and converted into options to purchase Omniture common stock based on an option exchange ratio. Omniture has agreed to file a registration statement on Form S-8 following the closing in order to register the shares of Omniture common stock issuable upon the exercise of the assumed Visual Sciences options that are eligible to be registered on Form S-8.
     The aggregate amount of cash to be paid by Omniture in the Merger will equal approximately $50 million and the aggregate number of shares of Omniture common stock issuable in the Merger will equal approximately 10.8 million shares. Such number of shares of Omniture common stock includes shares issuable as a result of the assumption of outstanding options to purchase Visual Sciences common stock, calculated on a treasury method basis using Omniture’s closing price on Wednesday, October 24, 2007. Pursuant to the Merger Agreement, the actual number of shares of Omniture common stock issuable pursuant to the assumption of Visual Sciences common stock options will vary depending upon the average closing sales price of Omniture’s common stock for the ten most recent trading days ending on the last trading day prior to the closing of the Merger.
     Omniture and Visual Sciences each made representations, warranties and covenants in the Merger Agreement that are similar to those made by parties in similar business combinations. The Merger is subject to customary closing conditions, including obtaining the approval of Omniture’s and Visual Sciences’ stockholders and termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The Board of Directors of Omniture and Visual Sciences have approved the Merger and the Merger Agreement. Each of Visual Sciences and Omniture has agreed, unless the Merger Agreement is terminated earlier, to cause a stockholders meeting to be held, for the purpose of considering approval of the Merger and the Merger Agreement, with respect to Visual Sciences' stockholders and for the purpose of considering approval of the issuance of Omniture's common stock as provided in the Merger Agreement, with respect to Omniture’s stockholders. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, Visual Sciences may be required to pay a termination fee of $11.8 million to Omniture.
     In connection with the Merger Agreement, certain stockholders of Omniture entered into voting agreements with Visual Sciences and Omniture pursuant to which such stockholders agreed to vote any shares held by them at the time of the Omniture stockholder meeting in favor of the issuance of Omniture common stock in connection with the Merger. Additionally, certain stockholders of Visual Sciences entered into voting agreements with Omniture and Visual Sciences pursuant to which such stockholders agreed to vote any shares held by them at the time of the Visual Sciences stockholder meeting in favor of the adoption of the Merger Agreement.
     The foregoing descriptions of the Merger Agreement and the voting agreements are only summaries, do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and the voting agreements, which are attached hereto as Exhibit 2.1, Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by Omniture and Visual Sciences to each other in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Omniture and Visual Sciences rather than establishing matters as facts. In addition, information concerning the subject matter of these representations and warranties may have changed since the date of the Merger Agreement. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Omniture or Visual Sciences.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated as of October 25, 2007, by and among Omniture, Inc., Visual Sciences Inc., and Voyager Merger Corp.
10.1	Form of Parent Voting Agreement, dated as of October 25, 2007, by and among Omniture, Inc., Visual Sciences, Inc., and certain stockholders of Omniture, Inc.
10.2	Form of Company Voting Agreement, dated as of October 25, 2007, by and among Omniture, Inc., Visual Sciences, Inc., and certain stockholders of Visual Sciences, Inc.
Additional Information and Where You Can Find It
Omniture intends to file with the SEC a Registration Statement on Form S-4, which will include a joint proxy statement/prospectus of Omniture and Visual Sciences and other relevant materials in connection with the proposed transaction. The joint proxy statement/prospectus will be mailed to the stockholders of Omniture and Visual Sciences. Investors and security holders of Omniture and Visual Sciences are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Omniture, Visual Sciences and the proposed transaction. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Omniture or Visual Sciences with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Omniture by contacting Omniture’s Investor Relations at ir@omniture.com or via telephone at (801) 722-7037. Investors and security holders may obtain free copies of the documents filed with the SEC by Visual Sciences at vscn@marketstreetpartners.com or via telephone at (858) 546-0040. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.
Omniture and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Omniture and Visual Sciences in favor of the proposed transaction. Information about the directors and executive officers of Omniture and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus.
Visual Sciences and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Visual Sciences and Omniture in favor of the proposed transaction. Information about the directors and executive officers of Visual Sciences and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus.

SIGNATURES
     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omniture, INC.

	By:	/s/ Shawn Lindquist

Shawn Lindquist
Dated: October 31, 2007		Chief Legal Officer, Senior Vice President and Secretary

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated as of October 25, 2007, by and among Omniture, Inc., Visual Sciences Inc., and Voyager Merger Corp.
10.1	Form of Parent Voting Agreement, dated as of October 25, 2007, by and among Omniture, Inc., Visual Sciences, Inc., and certain stockholders of Omniture, Inc.
10.2	Form of Company Voting Agreement, dated as of October 25, 2007, by and among Omniture, Inc., Visual Sciences, Inc., and certain stockholders of Visual Sciences, Inc.